April 16, 2007
Winter Springs, Florida

To: The Board of Directors, CEO and CFO of Peerless Systems Corporation

Subject: My resignation as a Director

As of this date, April 16, 2007, I have resigned my position from the Board of Directors of Peerless Systems. However, I will continue to support the Company as a consultant.

My decision to resign is based purely on personal reasons.

It has been my pleasure, as a Board member, to have worked with the great shareholders, customers and the fine people at Peerless.

Best regards,

Howard J. Nellor

Howard J. Nellor